UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2011

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2011, Discovery Communications, Inc. ("we", "us", "our" or the "Company") entered into an addendum (the "Addendum") modifying our employment agreement with David Zaslav, our president and chief executive officer.

Pursuant to the Addendum, effective December 31, 2011, Mr. Zaslav will no longer receive the awards under the Discovery Appreciation Plan (the "DAP") which, under his employment agreement, he had been entitled to receive annually in a one-for-one replenishment of DAP units that had vested. Instead, Mr. Zaslav will receive grants of cash-settled stock appreciation awards ("CS-SARs") under the Discovery Communications Inc. 2005 Incentive Plan (the "2005 Plan") on terms similar to those of the DAP awards. These terms include a four-year vesting schedule; a base price based on the average closing stock price of our Series A common stock over the 10 trading days before and including the grant date and the 10 trading days after the grant date; and a payout upon maturity determined using a similar average of the closing stock prices around the applicable vesting date. CS-SAR awards will be made upon vesting of Mr. Zaslav's remaining outstanding DAP units and upon vesting of CS-SARs granted pursuant to the Addendum, but only for annual vesting dates that occur between January 1, 2012 and December 31, 2014, unless Mr. Zaslav's term of employment is extended beyond February 1, 2015.

CS-SAR awards are subject to the same treatment upon termination of employment as the DAP units. If Mr. Zaslav's employment with the Company is terminated without "Cause" or for "Good Reason" (each as defined in his employment agreement), all of his then-outstanding DAP units and all of his then-outstanding CS-SARs granted pursuant to the Addendum will fully vest. If this termination takes place before February 1, 2015, one half of the DAP units and CS-SARs outstanding at the time of termination will be valued as of (and paid within 60 days after) the date of termination and the remaining awards will be valued as of their respective vesting dates (or, if earlier, February 1, 2015) and paid within 60 days after the applicable date.

Pursuant to the Addendum, the Company is obligated to make a contribution in the amount of $1.5 million into the Company's Supplemental Deferred Compensation Plan (the "SRP") in each of January 2013 and 2014 for the benefit of Mr. Zaslav, without regard to whether he remains employed with us, assuming his employment with us has not previously been terminated for "Cause".   These contributions are intended to compensate Mr. Zaslav for the loss of his ability to defer payments under the DAP into the SRP.

Except as modified by the Addendum, the terms of Mr. Zaslav's current employment agreement remain in effect. These terms include customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of Mr. Zaslav's employment and for one or two years thereafter, depending upon the reason his employment with us ends.

Item 9.01.    Financial Statements and Exhibits

10.1 Second Addendum to Employment Agreement dated December 15, 2011 between David Zaslav and Discovery Communications, Inc.

10.2 Form of David Zaslav Cash-Settled Stock Appreciation Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: December 21, 2011	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Second Addendum to Employment Agreement dated December 15, 2011 between David Zaslav and Discovery Communications, Inc.
EX-10.2	Form of David Zaslav Cash-Settled Stock Appreciation Award Agreement